                                                                         Ex.4.12

                     DEALER REGISTRATION RIGHTS AGREEMENT
                     ------------------------------------

     This Dealer Registration Rights Agreement (this "Agreement") is made and entered into on January 31, 1996, by and between RECYCLING INDUSTRIES, INC., a Colorado Corporation (the "Company"), and FIRST EQUITY CAPITAL SECURITIES, INC. (the "Agent") relating to an offering by the Company of units (the "Units"), each consisting of 2,000 shares of the Company's Common Stock (the "Common Stock") and, 1,000 warrants to purchase one share of Common Stock exercisable at $7.50. The Company is also issuing to the Agent, in connection with the offering of the Units, certain warrants to purchase Units (the "Dealer Warrants"). The warrants included in the Dealer Warrants that, upon exercise, allow for the acquisition of one share of Common Stock at an initial price of $7.50 are hereinafter referred to as the "H Warrants".

     In order to induce the Agent to enter into the Placement Agency Agreement relating to the offering of the Units (the "Placement Agency Agreement"), the Company has agreed to provide the registration rights set forth in this Agreement. All of such rights shall, as more fully set forth in Section 11(j) hereof, inure to the benefit of dealers or registered representatives thereof that are chosen by the Agent with the approval of the Company and that are members of the National Association of Securities Dealers, Inc. (collectively, the "Selected Dealers"). Capitalized terms used herein without definition shall have the meaning set forth in the Placement Agency Agreement.

     The parties hereby agree as follows:

     1. DEFINITION OF REGISTRABLE SECURITIES.

     "Registrable Securities" means each of the following: (i) the shares of Common Stock issuable upon exercise of the Dealer Warrants (the "Dealer Warrant Shares") and (ii) the shares of Common Stock issuable upon exercise of the H Warrants (the "H Warrant Shares"), none of which shares can be publicly resold by the holders thereof without registration under the Securities Act of 1933, as amended (the "Act") or the availability of an exemption thereunder.

     2. DEMAND REGISTRATION RIGHTS.

          (a) Dealer Warrant Shares.

               (i) If the holders of a majority of the Dealer Warrants shall so request in writing, at any time after 12 months following the closing of the offering of the Units, but no more than five (5) years after the closing of the offering of the

Units, the Company shall effect the registration of the Dealer Warrant Shares under the Act (the "Dealer Registration Statement"). This right may only be exercised once at any time during the aforesaid period. In the event of such a demand, the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Act of the Dealer Warrant Shares, but in no event later than 150 days after such demand (the "Dealer Effective Date"). Further, the Company shall use its best efforts to keep the Dealer Registration Statement effective throughout the 180 day period commencing on the Dealer Warrant Effective Date; provided, however, that if the Dealer Registration Statement is declared effective prior to the date upon which the Dealer Warrants are first exercisable, the Dealer Registration Statement shall remain effective until the first 180 days after the first date upon which the Dealer Warrants become exercisable. (The period during which the Dealer Registration Statement is in effect shall hereinafter be referred to as the "Dealer Registration Period".) Only the days during which such registration statement is effective shall be counted for the purpose of the 180 day periods referred to above in this Section 2(a).

               (ii) The Company agrees to register all of the Dealer Warrant Shares in the event of a demand as set forth above and to immediately notify all holders of Dealer Warrants upon the effectiveness thereof.

          (b) H Warrant Shares.

               (i) If the holders of a majority of the H Warrants shall so request in writing, at any time after 12 months following the closing of the offering of the Units, but no more than five (5) years after the closing of the offering of the Units, the Company shall effect the registration of the H Warrant Shares under the Act (the "H Warrant Registration Statement"; the Dealer Registration Statement and the H Warrant Registration Statement are hereinafter referred to individually as a "Registration Statement" and collectively as the "Registration Statements"). This right may be exercised once at any time during the aforesaid period. In the event of such a demand, the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Act of the H Warrant Shares, but in no event later than 150 days after such demand (the "H Warrant Effective Date"). Further, the Company shall use its best efforts to keep the H Warrant Registration Statement effective throughout the 180 day period commencing on the H Warrant Effective Date; provided, however, that if the H Warrant Registration Statement is declared effective prior to the date upon which the H Warrants are first exercisable, the H Warrant Registration Statement shall remain effective until the first 180 days after the first date upon which the H Warrants become exercisable. (The period during which the H Warrant

Registration Statement is in effect shall hereinafter be referred to as the "H Warrant Registration Period".) Only the days during which such registration statement is effective shall be counted for the purpose of the 180 day periods referred to above in this Section 2(b).

               (ii) The Company agrees to register all of the Common Stock underlying the H Warrants in the event of a demand as set forth above and to immediately notify all holders of H Warrants upon the effectiveness thereof.

          (c) Amendments to Registration Statements. The Company further agrees, if necessary, to supplement or make amendments to the Registration Statements and any prospectus contained therein, if required by the Registration Statement form utilized by the Company or by the instructions applicable to such registration form or by the Act or the rules and regulations thereunder, and the Company agrees to furnish copies of each Registration Statement, prospectus, supplement or amendment prior to its being used and/or filed with the Securities and Exchange Commission (the "Commission") to the holders of the securities making the demand specified under subsections (a) and/or (b) of this Section 2.

          (d) Earnings Statement. The Company will make available to the holders of the Dealer Warrants and the holders of the H Warrants, as soon as reasonably practicable, an earnings statement covering a period of twelve months, commencing on the first day of the fiscal quarter next succeeding the closing of the offering of the Units, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (e) The Company will pay all Registration Expenses (as hereinafter defined) incurred in connection with the Company's registration obligations pursuant to this Section 2.

     3. PIGGYBACK REGISTRATION.

          (a) Each time that the Company shall propose the registration under the Act of any shares of Common Stock of the Company (including those shares included in the Units, those shares underlying the J Warrants, the Dealer Warrant Shares and those the H Warrant Shares), notice of such proposed registration stating the total number of shares proposed to be the subject of such registration shall be given to the record owners of the Dealer Warrants, Dealer Warrant Shares, and the H Warrants. The Company will automatically include in any registration statement filed with the Commission with regard to such proposed registration the number of Dealer Warrant Shares and H Warrant Shares requested to be included therein by the record owners of the Dealer Warrants, the Dealer Shares, and the H Warrants. Any record owner who participates in the public offering pursuant to such registration statement shall be entitled to all the benefits of this Agreement in connection with any registration hereunder, except as otherwise provided in this Section 3. The right to registration provided in this Section is in addition to and not in lieu of the registration rights provided in Section 2 hereof.

          (b) All Registration Expenses, as hereinafter defined, in connection with the offering of securities of the Company pursuant to any registration statement filed pursuant to this Section 3, whether or not such registration statement becomes effective under the Act, and all underwriting discounts and commissions, shall be borne by the Company and the record owners, provided that the record owners of the Dealer Warrant Shares and H Warrant Shares then being registered shall pay (pro rata between or among the record holders thereof) to the Company only that portion of such Registration Expenses attributable to the inclusion in such registration statement of their Dealer Warrant Shares and H Warrant Shares (i.e., the marginal amount). Such record owners shall pay all transfer taxes and out-of-pocket expenses incurred by them with respect to the registration statement. Notwithstanding the foregoing, in the event the Company fails to file and cause to become effective, and/or thereafter maintain the effectiveness of, a registration statement for the Dealer and H Warrant Registration Periods as provided for in Sections 2(a) and 2(b) above, all Registration Expenses shall be borne by the Company.

          (c) Notwithstanding anything to the contrary in this Section 3, the record owners of the Dealer Warrants, Dealer Warrant Shares, and the H Warrants shall be entitled to include in any registration statement filed pursuant to this Section 3 such number of Dealer Warrant Shares and H Warrant Shares as would not, in the written opinion of the underwriters for such registration, if any, or in the good faith opinion of the Board of Directors of the Company if such registration is not underwritten, materially and adversely affect the proposed distribution of the Common Stock in respect of which registration was originally to be effected. The provisions of this subsection (c) shall not apply to any registration effected by the Company for the purposes of distributing the shares of Common Stock included in the Units or underlying the J Warrants, the Dealer Warrant Shares or the H Warrant Shares.

          (d) The piggyback registration rights provided in this Section 3 may be exercised by the record owners from time to time in accordance with the provisions of this Section 3 with respect to any or all registrations under the Act of Common Stock of the Company proposed under this Section 3, except for registrations of common stock on Forms S-4, S-8 or any similar or successor forms thereto.

     4. REGISTRATION PROCEDURES. In connection with each registration provided for in Sections 2 or 3 hereof, the Company shall as expeditiously as possible:

          (a) furnish to each holder of Dealer Warrants, Dealer Warrant Shares and/or H Warrants, prior to filing a registration statement or amendments thereto with the Commission copies of such registration statement and amendments as proposed to be filed and all exhibits thereto, and thereafter furnish such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement and amendments thereto (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the issuance of the Dealer Warrant Shares and H Warrant Shares by the Company;

          (b) use its best efforts to register or qualify the Dealer Warrant Shares and H Warrant Shares included in any registration statement filed in accordance with Sections 2 or 3 hereof under such securities or blue sky laws of such jurisdictions as any such holder of Dealer Warrants, Dealer Warrant Shares and/or H Warrants reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Dealer Warrant Shares and H Warrant Shares owned by such holder; provided, however that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b),
(ii) subject itself to taxation in any such jurisdiction by reason of such registration or qualification of any Dealer Warrant Shares and H Warrant Shares, or (iii) consent to general service of process in any such jurisdiction;

          (c) use its best efforts to cause the Dealer Warrant Shares and H Warrant Shares covered by any such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holder or holders thereof to consummate the disposition of such Dealer Warrant Shares and H Warrant Shares;

          (d) notify each holder of Dealer Warrants, Dealer Warrant Shares and/or H Warrants, at any time when a prospectus relating to the Dealer Warrant Shares and H Warrant Shares is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Dealer Warrant Shares and H Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) cause all such Dealer Warrant Shares and H Warrant Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

          (f) enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Dealer Warrant Shares and H Warrant Shares;

          (g) make available for inspection by any holder of Dealer Warrants, Dealer Warrant Shares and/or H Warrants, any underwriter participating in any disposition pursuant to any such registration statement, and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to regulatory reporting requirements or a subpoena or other order from a court of competent jurisdiction or (iii) the filing of such Records as exhibits to such registration statement is required by the Commission's rules and regulations. Each holder of Dealer Warrants, Dealer Warrant Shares and/or H Warrants agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (h) in the event the sale of such Dealer Warrant Shares and H Warrant Shares is pursuant to an underwritten offering, use its best efforts to obtain a "comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the underwriters or the holders of a majority in number of such Dealer Warrant Shares and H Warrant Shares reasonably request; and

          (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

          (j) The Company may require, as a condition to its obligations under this Agreement, that each holder of Dealer Warrants, Dealer Warrant Shares and/or H Warrants for which Dealer Warrant Shares and H Warrant Shares are being registered pursuant to Sections 2 or 3 hereof furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

          (k) Each seller of Dealer Warrant Shares and H Warrant Shares registered pursuant to Sections 2 or 3 hereof agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 4(d) hereof, such seller will forthwith discontinue disposition of such Dealer Warrant Shares and H Warrant Shares pursuant to the registration statement covering such securities until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(d) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the prospectus covering such Dealer Warrant Shares and H Warrant Shares that is current at the time of receipt of such notice.

     5.   REGISTRATION EXPENSES.

          Registration Expenses shall be borne as set forth in Sections 2 and 3 hereof. Registration Expenses shall consist of all expenses incurred by the Company incidental to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Dealer Warrant Shares and H Warrant Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of such securities on each securities exchange on which similar securities issued by the Company are then listed, all fees payable to the National Association of Securities Dealers, Inc. (the "NASD") and fees and disbursements of counsel for the Company and of its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with any registration of Dealer Warrant Shares and H Warrant Shares, and the reasonable fees and disbursements of one counsel per registration retained by all record owners of Dealer Warrant Shares and H Warrant Shares then being registered.

     6.   INDEMNIFICATION; CONTRIBUTION.

          (a) Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each seller of Dealer Warrants, Dealer Warrant Shares and/or H Warrants for which Dealer Warrant Shares and H Warrant Shares are being registered pursuant to Section 2 or 3 hereof, its officers and directors and each person who controls such seller (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse all legal or other expenses reasonably incurred by such seller in investigating or defending any claims relating to or arising from such untrue statements or omissions, in all cases except insofar as such are caused by (i) statements or omissions made in reliance upon or contained in any information with respect to such seller furnished in writing to the Company by such seller expressly for use therein or (ii) such seller's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished such seller with a sufficient number of copies of the same, but only if delivery of same is required by law and if same would have cured the defect giving rise to any such loss, claim, damage, liability or expense. Such indemnification shall be effective irrespective of any investigation by any seller. In connection with any underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the sellers of Dealer Warrant Shares and H Warrant Shares.

          (b) Indemnification by Sellers of Dealer Warrants, Dealer Warrant Shares and/or H Warrants for which Dealer Warrant Shares and H Warrant Shares are being Registered. In connection with any registration statement relating to the registration of Dealer Warrant Shares and H Warrant Shares, each seller of Dealer Warrants, Dealer Warrant Shares and/or H Warrants will furnish to the Company in writing such information and affidavits with respect to such seller as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and will indemnify, to the extent permitted by law, the Company, its directors, its officers who sign the registration statement and each person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in such registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with such written information or affidavits relating to such seller furnished to the Company by such seller expressly for use therein.

          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party, shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. Failure of notice by a seller of Dealer Warrants, Dealer Warrant Shares and/or H Warrants entitled to indemnification hereunder will not relieve the Company of its obligations under this Section 6 unless the Company is actually prejudiced thereby.

          (d)  Contribution.
               ------------

               (i) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute (on the basis of relative fault) to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the provisions of this Section 6(d)(i), in no case shall any holder of Dealer Warrant Shares and H Warrant Shares be liable or responsible for any amount in excess of the net proceeds received by such seller from the sale of the Dealer Warrant Shares and H Warrant Shares of such seller which are included in any registration statement contemplated by this Agreement.

               (ii) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (iii) If indemnification is available under this Section 6, then the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6(a) and 6(b) without regard to the relative fault of said indemnifying party or indemnified party.

     7.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

          (a) No record owner of Dealer Warrant Shares and H Warrant Shares may participate, pursuant to Section 2 hereof, in any underwritten offering of Common Stock of the Company pursuant to a Registration Statement filed in accordance with Section 2 hereof, unless such owner completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and such other documents reasonably required under the terms of customary underwriting arrangements.

          (b) No record owner of Dealer Warrant Shares and H Warrant Shares may participate, pursuant to Section 3 hereof, in any underwritten offering of Common Stock of the Company, notice of which is given pursuant to Section 3 hereof, unless such owner (a) agrees to sell its Dealer Warrant Shares and H Warrant Shares pursuant to customary underwriting arrangements approved by the

Company and its counsel and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. In the case of an underwritten public offering in excess of $5.0 million, each record owner of Dealer Warrant Shares and H Warrant Shares may sell no more than 10% of his or her Dealer Warrant Shares and H Warrant Shares (including for the purposes of this calculation those shares of Common Stock that could be obtained through the exercise of the Dealer Warrants and H Warrants) each thirty days for the first ninety days that the Registration Statement is effective.

     8.   RULE 144.

          The Company covenants that it will timely file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any record owner of Dealer Warrant Shares and H Warrant Shares may reasonably request, all to the extent required from time to time to enable such owner to sell Dealer Warrant Shares and H Warrant Shares without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any record owner of Dealer Warrant Shares and H Warrant Shares, the Company will deliver to such owner a written statement as to whether it has complied with such requirements.

     9.   TERMINATION.

          This Agreement shall terminate on the tenth anniversary of the final closing of the offering of the Units. The provisions of Section 6 hereof shall survive such termination.

     10.  MISCELLANEOUS.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the record owners of Dealer Warrant Shares and H Warrant Shares in this Agreement.

          (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of record owners of at least a majority in number of shares of Dealer Warrant Shares and H Warrant Shares then outstanding affected by such amendment, modification, supplement, waiver or departure.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and be by hand-delivery or certified mail, return receipt requested:

               (i) if to the Agent, at its address set forth in Section 11 of the Placement Agency Agreement;

               (ii) if to a subsequent holder of Dealer Warrant Shares and H Warrant Shares or H Warrants issued pursuant to the exercise of the Dealer Warrants, at the most current address given by such holder to the Company in writing; or

               (iii) if to the Company, at its address set forth in Section 11 of the Placement Agency Agreement.

               All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

          (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Company and the Agent shall be enforceable to the fullest-extent permitted by law.

          (i) Entire Agreement. This Agreement, together with the Confidential Private Placement Memorandum dated January 17, 1996 relating to the offering of the Units (the "Memorandum") and the Placement Agency Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no representations, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Memorandum and the Placement Agency Agreement (including the exhibits thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

          (j) Rights of Selected Dealers. Each Selected Dealer, as defined in the Placement Agency Agreement, shall be a direct third party beneficiary of this Agreement, and may enforce the provisions hereof directly against the Company in any manner permitted by applicable law, as if such Selected Dealer was a signatory hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                 RECYCLING INDUSTRIES, INC.


                                 By:__________________________________
                                 Thomas J. Wiens, Chairman and CEO


                                 FIRST EQUITY CAPITAL SECURITIES, INC.


                                 By:__________________________________
                                    __________________________________

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